SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 24, 2020 (April 22, 2020)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2020, the shareholders of Synovus Financial Corp. (the “Company”) approved amendments to the Company’s Articles of Incorporation and bylaws to (1) eliminate the Company’s 10-1 voting provisions set forth therein and to provide for one vote for each share of issued and outstanding Synovus common stock (the “10-1 Voting Amendments”) and (2) to eliminate supermajority voting requirements set forth therein (the “Supermajority Voting Amendments”). The 10-1 Voting Amendments and Supermajority Voting Amendments to the bylaws were effective upon approval of the Company’s shareholders. The 10-1 Voting Amendments and Supermajority Voting Amendments to the Company’s Articles of Incorporation were effective upon approval of the Company’s shareholders and the filing of such amendments with the Secretary of State of Georgia on April 22, 2020. The full text of the 10-1 Voting Amendments and the Supermajority Voting Amendments were set forth in the Company’s definitive proxy statement on Schedule 14A filed on March 12, 2020 with the Securities and Exchange Commission.

Immediately following the effectiveness of the 10-1 Voting Amendments and the Supermajority Voting Amendments, the Company’s board of directors restated both of the Company’s Articles and Incorporation and bylaws to reflect the 10-1 Voting Amendments, Supermajority Voting Amendments and all other prior amendments to the Articles of Incorporation and bylaws. The Company’s Restated Articles of Incorporation and Restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2020 Annual Meeting of Shareholders was held on April 22, 2020. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The following 11 nominees named in the proxy statement for the Company’s 2020 Annual Meeting of Shareholders were elected by majority vote.

Nominee	Votes For	Vote Against	Abstentions
Tim E. Bentsen	177,599,083	511,248	169,491
F. Dixon Brooke, Jr.	177,600,324	510,504	168,994
Stephen T. Butler	177,597,643	514,427	167,752
Elizabeth W. Camp	175,993,005	2,065,549	221,268
Diana M. Murphy	177,962,697	151,209	165,916
Harris Pastides	177,967,882	143,188	168,752
Joseph J. Prochaska, Jr.	177,539,172	571,922	168,728
John L. Stallworth	177,964,534	147,602	167,677
Kessel D. Stelling, Jr.	175,243,129	2,653,842	382,851
Barry L. Storey	177,601,868	510,360	167,594
Teresa White	177,751,895	360,484	167,443

There were 20,811,883 broker non-votes for each director on this proposal.

Proposal 2

The amendments to the Company’s articles of incorporation and bylaws to eliminate the Company’s 10-1 voting provisions was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
177,794,169	265,375	220,278	20,811,883

Proposal 3

The amendments to the Company’s articles of incorporation and bylaws to remove the supermajority voting thresholds set forth therein was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
177,768,862	353,810	157,150	20,811,883

Proposal 4

An advisory vote on the compensation of the Company’s named executive officers as determined by the Compensation Committee was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
175,773,364	2,080,668	425,790	20,811,883

Proposal 5

An advisory vote on the frequency of approval of the compensation of the Company’s named executive officers as determined by the Compensation Committee.

1 year	2 years	3 years	Abstentions	Broker Non-Votes
175,002,327	249,174	2,792,045	236,276	20,811,883

In light of this recommendation from the Company’s shareholders, the Company has determined that it will include an advisory (non-binding) shareholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2026.

Proposal 6

The appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2020 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
195,988,911	2,932,272	170,522	0

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1	Restated Articles of Incorporation, effective as of April 22, 2020.

3.2	Restated Bylaws, effective as of April 22, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: April 24, 2020	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel